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                                                                    EXHIBIT 23.4



                           CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" in the Joint Registration Statement on Form S-3 and the related Prospectus of Patriot American Hospitality, Inc. and Wyndham International, Inc. ("Companies") to be filed with the Securities and Exchange Commission on or about April 13, 1999 for the registration of 1,086,916 shares of paired common stock of the Companies and to the incorporation by reference therein of our reports (a) dated March 4, 1998 with respect to the Consolidated Financial Statements of SF Hotel Company, L.P.; and (b) dated February 3, 1998 with respect to the Combined Financial Statements of SC Suites Summerfield Partnerships: both of which are included in the Joint Current Report on Form 8-K/A No. 1 of Patriot American Hospitality, Inc. and Wyndham International, Inc. dated June 2, 1998, filed with the Securities and Exchange Commission.

                                           /s/ERNST & YOUNG LLP

Wichita, Kansas
April 8, 1999